Exhibit 4.10 Last-In-First-Out Credit Agreement
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         This  LAST-IN-FIRST-OUT  CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 5th day of June, 2001, by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation, 7887 Washington Village Drive, Dayton, Ohio 45459 ("Borrower"), the banking institutions named in Schedule 1 hereto
(collectively,   "Banks"  and,   individually,   "Bank")  and  KEYBANK  NATIONAL
ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114-1306, as administrative agent for the Banks under this Agreement ("Agent").


                                   WITNESSETH:

         WHEREAS, Borrower and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:


                             ARTICLE I. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Account" shall mean an Account as defined in each of the Security Agreements executed by Borrower and each Guarantor of Payment.

         "Account Debtor" shall mean any Person obligated to pay all or any part of an Account in any manner and includes (without limitation) any Guarantor therefor or other accommodation party therefor.

         "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share of the Debt then outstanding, than was the case immediately before such payment.

         "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         "Asset Based Lending Examination" shall mean a comprehensive asset based lending field examination conducted by Agent (or its affiliates or representatives, as the case may be) of the inventory, accounts receivable and other personal property of the Companies.

         "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (1/2 of 1%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

         "Borrower Business Plan" shall mean a comprehensive business plan for the Companies, including month-by-month balance sheets, income statements and cash flows, and appropriate explanatory narrative, for the fiscal year ending in August of 2002, in form and detail satisfactory to Agent and the Required Banks.

         "Borrower Thirteen Week Forecast" shall mean a thirteen (13) week cash flow report, prepared in form and substance satisfactory to Agent and the Required Banks, with the results of such cash flow report to be satisfactory to Agent and the Required Banks, in their sole discretion.

         "Borrowing Base" shall mean, at any time, an amount not in excess of the sum of the following: (a) the Current Asset Borrowing Base, as calculated in accordance with the Borrowing Base Certificate delivered pursuant to Section 4.3(a) hereof, for the most recently completed week and otherwise acceptable to Agent and the Required Banks, plus (b) fifty percent (50%) of the lesser of (i) an amount equal to eighty percent (80%) of the forced liquidation value of the machinery and equipment of Borrower and the Guarantors of Payment, as set forth in the M&E Appraisal, or (ii) an amount equal to sixty-five percent (65%) of the orderly liquidation value of the machinery and equipment of Borrower and the Guarantors of Payment, as set forth in the M&E Appraisal; provided, however, that the foregoing amounts or advance rates (A) shall be subject to such eligibility requirements and reserves as Agent and the Required Banks shall deem necessary or appropriate, in their sole discretion, and (B) shall at all times be subject to modification or reduction, in the sole discretion of Agent and the Required Banks.

         "Borrowing Base Certificate" shall mean a Borrowing Base Certificate, in form and substance satisfactory to Agent and the Required Banks.

         "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio.

         "Capital Distribution" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Company in question) in respect of any Company's capital stock or other equity interest.

         "Cash Collateral Account" shall mean a Cash Collateral Account, as defined in each of the Security Agreements executed by Borrower and each Guarantor of Payment.

         "Change in Control" shall mean (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than thirty-three percent (33%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Borrower; or (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower nor (ii) appointed by directors so nominated.

         "Closing Date" shall mean the effective date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Collateral" shall mean all collateral or other property at any time securing the Debt, whether in whole or in part.

         "Collateral Assignment and Security Agreement" shall mean a Collateral Assignment and Security Agreement, in form and substance satisfactory to Agent and the Required Banks, executed and delivered by Borrower or a Guarantor of Payment, as the case may be, wherein Borrower or such Guarantor of Payment shall have granted to Agent, for the benefit of the Banks, a security interest in and an assignment of all intellectual property owned by Borrower or such Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

         "Commitment" shall mean the obligation hereunder of each Bank to make Revolving Loans pursuant to the Revolving Credit Commitment up to the Maximum Amount for such Bank.

         "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Commitment Percentage" as described in Schedule 1 hereto.

         "Commitment Period" shall mean the period from the Closing Date to [April 15, 2002], or such earlier date on which the Commitments shall have been terminated pursuant to Article VII hereof.

         "Company" shall mean Borrower or a Subsidiary.

         "Companies" shall mean Borrower and all Subsidiaries.

         "Consolidated" shall mean the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 5.13 hereof.

         "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

     "CTC Company" shall mean Casting Technology Company, an Indiana general partnership, Amcast Casting Technologies, Inc., an Indiana corporation, or Izumi, Inc., a Delaware corporation.

         "CTC Forbearance Agreement" shall mean the Forbearance and Waiver Agreement among Borrower, Agent on behalf of itself and on behalf of and for the benefit of the Banks and Bank One, Indiana, National Association, on behalf of itself, in its capacity as CTC Agent and on behalf of the CTC Banks, dated as of the date hereof, as the same may from time to time be amended, restated or otherwise modified.

         "Current Asset Borrowing Base" shall mean an amount determined by Agent and the Required Banks, in their sole discretion, based upon the results of the Asset Based Lending Examination, which amount shall be established by using advance rates for the inventory and accounts receivable of Borrower and each Guarantor of Payment; provided, however, that such advance rates (a) shall be determined by Agent and the Required Banks in their sole discretion, (b) shall be subject to such eligibility requirements and reserves as Agent and the Required Banks shall deem necessary or appropriate, in their sole discretion, and (c) shall at all times be subject to modification or reduction, in the sole discretion of Agent and the Required Banks.

         "Debt" shall mean, collectively, (a) all Indebtedness incurred by Borrower to Agent and the Banks pursuant to this Agreement and includes the principal of and interest on all Notes; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the commitment fees, other fees and any prepayment fees payable hereunder; and (d) all Related Expenses.

         "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Banks in writing.

         "Default Rate" shall mean a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

         "Derived  Base Rate" shall mean a rate per annum equal to four  hundred
(400) basis points in excess the Base Rate from time to time in effect.

         "Domestic Subsidiary" shall mean a Subsidiary that is not a Foreign Subsidiary.

         "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

         "ERISA Event" shall mean (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Controlled Group member in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code Section
4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any "cash or deferred arrangement" under any such ERISA Plan to meet the requirements of Code Section 401(k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any occurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

         "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

         "Existing Credit Agreement" shall mean the Credit Agreement among Borrower, the banks party thereto, and KeyBank National Association, as agent for the banks, dated as of August 14, 1997, as amended and as the same may, subject to the terms hereof, from time to time be further amended, restated or otherwise modified.

         "Existing   Credit   Agreement   Agent"  shall  mean  KeyBank  National
Association in its capacity as Agent under the Existing Credit Agreement, together with its successors and assigns.

         "Existing Credit Agreement Bank" shall mean a Bank, as defined in the Existing Credit Agreement, and its successors and assigns.

         "Event of Default" shall mean an event or condition that constitutes an event of default as defined in Article VI hereof.

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

         "Fee Reserve" shall mean an amount determined by Agent, in its sole discretion, as necessary or appropriate in order to cover Related Expenses.

         "Financial Covenant Amendment" shall have the meaning given to such term in Section 4.7 hereof.

         "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of Borrower.

         "Foreign Subsidiary" shall mean a Subsidiary that is organized outside of the United States.

         "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower.

         "Guarantor" shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor  of Payment"  shall mean each of the  Companies set forth on
Schedule 2 hereof, that are each executing and delivering a Guaranty of Payment, or any other Person that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

         "Guaranty of Payment" shall mean each Guaranty of Payment of Debt executed and delivered on or after the Closing Date in connection herewith by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

         "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases, (f) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

         "Level I  Availability"  shall have the  meaning  given to such term in
Section 2.3(a) hereof.

         "Level II  Availability"  shall have the meaning  given to such term in
Section 2.3(b) hereof.

         "Level II Availability Conditions" shall mean (a) delivery by Borrower to Agent, the Banks and the Noteholders of the Borrower Thirteen Week Forecast,
(b) delivery to Agent, the Banks and the Noteholders of the Thirteen Week Forecast Review and Assessment Report, and (c) completion by Agent (or its affiliates or representatives, as the case may be) of the Asset Based Lending Examination, with the results of such audit to be satisfactory to Agent and the Required Banks, in their sole discretion.

         "Level III  Availability"  shall have the meaning given to such term in
Section 2.3(c) hereof.

         "Level III Availability Conditions" shall mean (a) Borrower shall have demonstrated, in the opinion of Agent, the ability to deliver, on a weekly basis in accordance with Section 4.3(a) hereof, a Borrowing Base Certificate, in form and substance satisfactory to Agent and the Required Banks, (b) the completion of the M&E Appraisal, with the results of such M&E Appraisal to be satisfactory to Agent and the Required Banks, in their sole discretion, (c) the implementation of a cash collateral system that provides for daily application of the proceeds of the accounts receivable of the Companies to the Debt, and (c) establishment of financial covenants pursuant to the Financial Covenant Amendment.

         "Lien" shall mean any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

         "Loan" or "Loans" shall mean the credit extended to Borrower by the Banks in accordance with Section 2.1 hereof.

         "Loan Documents" shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, the Subordination Agreement, each Security Document and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Lockbox" shall mean a post office box located in Cleveland, Ohio, or any other location as Agent shall request, pursuant to which Agent shall have access in accordance with the provisions of the Lockbox Agreement.

         "Lockbox Agreement" shall mean Agent's customary lockbox agreement or any other such agreement in form and substance satisfactory to Agent.

         "M&E Appraisal" shall mean appraisals, conducted by such firms or consultants as are acceptable to Agent and the Required Banks, in their sole discretion, of the machinery and equipment of Borrower and each Guarantor of Payment, which appraisals shall include, among other things, both a "forced liquidation value" and an "orderly liquidation value" for such machinery and equipment.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of any Company, (b) the business, operations, property, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Agent or the Banks hereunder or thereunder.

         "Maximum Amount" shall mean, for each Bank, the amount set forth opposite such Bank's name under the column headed "Maximum Amount" as listed on
Schedule 1 hereto.

         "Maximum Revolving Amount" shall mean (a) while the Level I Availability is in effect, Fifteen Million Dollars ($15,000,000), (b) while the Level II Availability in effect, Thirty Million Dollars ($30,000,000), and (c) while the Level III Availability is in effect, Thirty-Five Million Dollars ($35,000,000).

         "Mortgage" shall mean a mortgage, deed of trust or other instrument, in form and substance satisfactory to Agent and the Required Banks, executed by Borrower or a Guarantor of Payment, as the case may be, with respect to any Mortgaged Real Property, as the same may from time to time be amended, restated or otherwise modified.

         "Mortgaged Real Property" shall mean each of the parcels of real property, or interests therein, owned or leased by Borrower or a Guarantor of Payment, as appropriate, together with each other parcel of real property that shall become subject to a Mortgage, in each case together with all of the right, title and interest of Borrower or such Guarantor of Payment, as the case may be, in the improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

         "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

         "Note" shall mean each Revolving Credit Note, or any other note delivered pursuant to this Agreement.

         "Note Agreement" shall mean (a) the Note Agreement dated as of November 1, 1995, as amended, executed by Borrower in favor of Principal Mutual Life Insurance Company, as Purchaser, with respect to $25,000,000 7.09% Senior Notes Due November 7, 2005, or (b) the Note Agreement dated as of November 1, 1995, as amended, executed by Borrower in favor of Northwestern Mutual Life Insurance
Company, as Purchaser, with respect to $25,000,000 7.09% Senior Notes Due November 7, 2005.

         "Noteholders"  shall  mean,  collectively,   Northwestern  Mutual  Life
Insurance Company and Principal Mutual Life Insurance Company, and their respective successors and assigns.

         "Notice of Loan" shall mean a Notice of Loan in the form of the attached Exhibit B.

         "Obligor" shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.

         "Organizational Documents" shall mean, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Pledge Agreement" shall mean a Pledge Agreement, in form and substance satisfactory to Agent and the Required Banks, executed and delivered to Agent, for the benefit of the Banks, by Borrower or a Guarantor of Payment, as appropriate, as the same may from time to time be amended, restated or otherwise modified.

         "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Proceeds" shall mean Proceeds, as defined in each of the Security Agreements executed by Borrower and each Guarantor of Payment.

         "Related Expenses" shall mean any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees (both in-house and outside retained counsel), legal expenses, judgments, suits and disbursements) incurred by, imposed upon, or asserted against, Agent or any Bank in any attempt by Agent and the Banks (a) to obtain, preserve, perfect or enforce any security interest evidenced by this Agreement or any Related Writing; (b) to obtain payment, performance or observance of any and all of the Debt; (c) to maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments, Asset Based Lending Field Examination or audits of any Borrower or any such collateral; and (d) incidental or related to (a) through
(c) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.

         "Related Writing" shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report, Borrowing Base Certificate or other writing furnished by Borrower, any Subsidiary or any Obligor, or any of their respective officers, to Agent or the Banks pursuant to or otherwise in connection with this Agreement.

         "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

         "Required Banks" shall mean the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Maximum Revolving Amount, or, if there is any borrowing hereunder, the holders of at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount outstanding under the Notes.

         "Restricted Payment" shall mean, with respect to any Company, (a) any Capital Distribution, (b) any Stock Repurchase, as defined in the Existing Credit Agreement, or (c) any amount paid by such Company in repayment, redemption, retirement, repurchase, direct or indirect, of any Subordinated Indebtedness, including, but not limited to, the Indebtedness incurred pursuant to the Existing Credit Agreement, the Note Agreements or in respect of the Line of Credit Obligations, as defined in the Existing Credit Agreement.

         "Revolving Credit Commitment" shall mean the obligation hereunder of the Banks, during the Commitment Period, to make Revolving Loans up to the amounts determined in accordance with Section 2.2 hereof.

         "Revolving Credit Note" shall mean a Revolving Credit Note executed and delivered pursuant to Section 2.1 hereof.

         "Revolving Loan" shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1 hereof.

         "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

         "Security Agreement" shall mean a Security Agreement, in form and substance satisfactory to Agent and the Required Banks, executed and delivered by Borrower or a Guarantor of Payment to Agent, for the benefit of the Banks, in connection with this Agreement, as the same may from time to time be amended, restated or otherwise modified.

         "Security Documents" shall mean each Security Agreement, each Mortgage, each Pledge Agreement, each Collateral Assignment and Security Agreement, each U.C.C. financing statement executed in connection therewith or securing any interest created in any of the foregoing documents, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Banks) in favor of the prior payment in full of the Debt.

         "Subordination Agreement" shall mean the Subordination, Waiver and Consent Agreement, dated as of the Closing Date, among Agent, the Banks, the Existing Credit Agreement Banks, the Existing Credit Agreement Agent, the Noteholders, the Line of Credit Lenders, as defined in the Existing Credit
Agreement,  and  the  Collateral  Agent(  as  defined  in  the  Existing  Credit
Agreement) as the same may from time to time be amended, restated or otherwise modified.

         "Subsidiary" of Borrower or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to direct the policies, management and affairs thereof.

         "Thirteen Week Forecast Review and Assessment Report" shall mean a detailed written review, analysis and assessment by the Turnaround Financial Consultant selected by Agent and the Banks pursuant to Section 3.1(k) hereof of the Borrower Thirteen Week Forecast, with the results of such report to be satisfactory to Agent and the Required Banks, in their sole discretion.

          "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

         "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3 (l).

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity, all of the securities or other ownership interest of which having ordinary voting power to elect a majority of the board of directors, or other persons performing similar functions, are at the time directly or indirectly owned by such Person.

         Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

         The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.


                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

         Section 2.1. Amount and Nature of Credit. Subject to the terms and conditions of this Agreement, during the Commitment Period, each Bank shall participate, to the extent hereinafter provided, in making Revolving Loans to Borrower, in such aggregate amount as Borrower shall from time to time request pursuant to the Commitments; provided, however, that in no event shall the aggregate principal amount of all Revolving Loans outstanding under this Agreement be in excess of the Revolving Credit Commitment. The Revolving Loans shall mature on the last day of the Commitment Period.

         Each Bank, for itself and not one for any other, agrees to participate in Revolving Loans made hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrower hereunder, the aggregate principal amount then outstanding on the Notes issued to such Bank shall not be in excess of the Maximum Amount for such Bank, and (b) such aggregate principal amount outstanding on the Notes issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Notes (including the Notes held by such Bank) that is such Bank's Commitment Percentage. Each borrowing from the Banks hereunder shall be made pro rata according to the respective Commitment Percentages of the Banks.

         Borrower shall pay interest on the unpaid principal amount of Revolving Loans outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on such Revolving Loans shall be payable, commencing on July 1, 2001, and on the first day of each month thereafter and at the maturity thereof.

         The obligation of Borrower to repay the Revolving Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrower in the form of Exhibit A hereto, payable to the order of such Bank in the maximum amount of its Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled to borrow funds, repay (in accordance with the requirements of Section 2.10 hereof) the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period up to the amounts determined in accordance with Section 2.2 hereof.

         Section 2.2. Amount of Revolving Credit Commitment. Subject to the other terms and conditions of this Agreement, the amount of the Revolving Credit Commitment in effect at any time shall be the amount determined in accordance with the following provisions:

         (a) Level I Availability. For the period from the Closing Date until the date upon which Borrower shall have satisfied, in the sole opinion of Agent and the Required Banks, the Level II Availability Conditions (the "Level II Availability Date"), the Revolving Credit Commitment shall be equal to (i) Fifteen Million Dollars ($15,000,000) (or such lesser amount as shall be determined in accordance with Section 2.6 hereof) minus (ii) the Fee Reserve in effect from time to time (the foregoing being referred to herein as the "Level I Availability").

         (b) Level II Availability. On and after the Level II Availability Date until the date upon which Borrower shall have satisfied, in the sole opinion of Agent and the Required Banks, the Level III Availability Conditions (the "Level III Availability Date"), the Revolving Credit Commitment shall be an amount equal to (i) the lesser of (A) Thirty Million Dollars ($30,000,000) (or such lesser amount as shall be determined in accordance with Section 2.6 hereof) or
(B) eighty percent (80%) of the Current Asset Borrowing Base minus (ii) the Fee Reserve in effect from time to time (the foregoing being referred to herein as the "Level II Availability").

         (c) Level III Availability. On and after the Level III Availability Date, the Revolving Credit Commitment shall be an amount equal to (i) the lesser of (A) Thirty-Five Million Dollars ($35,000,000) (or such lesser amount as shall be determined in accordance with Section 2.6 hereof) or (B) the Borrowing Base, minus (ii) the Fee Reserve in effect from time to time (the foregoing being referred to herein as the "Level III Availability").

         (d) Changes in Revolving Credit Commitment. No change in the amount of the Revolving Credit Commitment shall be effective unless Agent shall have confirmed in writing to Borrower, with a copy to each of the Banks and to each of the Noteholders , that such change is effective. In addition, the determination as to whether or not any of the foregoing conditions shall have been satisfied by Borrower shall be in the sole opinion of Agent and the Required Banks.

     Section 2.3. Conditions to Loans. The obligation of the Banks to make a Loan is conditioned upon:

     (a) all conditions precedent as listed in Article III hereof shall have been satisfied;

         (b) receipt by Agent of a Notice of Loan, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing. Agent shall notify each Bank of the date, amount and initial Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date such Loan is to be made, each Bank shall provide Agent, not later than 3:00 P.M. (Cleveland, Ohio time), with the amount in federal or other immediately available funds, required of it. If Agent elects to advance the proceeds of such Loan prior to receiving funds from such Bank, Agent shall have the right, upon prior notice to Borrower, to debit any account of Borrower or otherwise receive from Borrower, on demand, such amount, in the event that such Bank fails to reimburse Agent in accordance with this subsection. Agent shall also have the right to receive interest from such Bank at the Federal Funds Effective Rate in the event that such Bank shall fail to provide its portion of the Loan on the date requested and Agent elects to provide such funds;

         (c) Borrower's request for a Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000);

     (d) the fact that no Default or Event of Default shall then exist or immediately after the making of the Loan would exist; and

         (e) the fact that each of the representations and warranties contained in Article V hereof shall be true and correct with the same force and effect as if made on and as of the date of the making of such Loan, except to the extent that any thereof expressly relate to an earlier date.

         Each request by Borrower for the making of a Loan hereunder shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in (d) and (e) above.

         Section 2.4.      Payment on Notes, Etc.
                           ---------------------

         (a) All payments of principal, interest and other fees shall be made to Agent in immediately available funds for the account of the Banks. Agent, on the same Business Day, shall distribute to each Bank its ratable share of the amount of principal, interest, and commitment and other fees received by it for the account of such Bank. Each Bank shall record (i) any principal, interest or other payment, and (ii) the principal amount of the Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under each Note. The aggregate unpaid amount of Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note.

         (b) All payments under this Agreement or any other Loan Document shall be made absolutely net of, without deduction or offset for, and altogether free and clear of, any and all present and future taxes, levies, deductions, charges and withholdings and all liabilities with respect thereto, under the laws of the United States of America or any foreign jurisdiction (or any state or political subdivision thereof), excluding income and franchise taxes imposed on any Bank (and withholding relating thereto) under the laws of the United States of America or any other foreign jurisdiction (or any state or political subdivision thereof). If Borrower or any Guarantor of Payment is compelled by law to deduct any such taxes or levies (other than such excluded taxes) or to make any such other deductions, charges or withholdings, then Borrower or such Guarantor of Payment, as the case may be, shall pay such additional amounts as may be necessary in order that the net payments after such deduction, and after giving effect to any United States or foreign jurisdiction (or any state or political subdivision thereof) income taxes required to be paid by the Banks in respect of such additional amounts, shall equal the amount of interest provided in Section
2.1 hereof for each Loan plus any principal then due.

         (c) Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note.

         Section 2.5. Prepayment. Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Banks, all or any part of the principal amount of the Notes then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. Each prepayment shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of Five Hundred Thousand Dollars ($500,000). Borrower shall give Agent notice of prepayment of any Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made. Prepayments of Loans shall be without any premium or penalty.

         Section 2.6. Reduction of Commitment. Borrower may at any time or from time to time permanently reduce in whole or ratably in part the Revolving Credit Commitment hereunder to an amount not less than the then existing aggregate principal amount of the Loans then outstanding, by giving Agent not fewer than five (5) Business Days' notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Banks, of not less than One Million Dollars ($1,000,000), increased by increments of Five Hundred Thousand Dollars ($500,000). Agent shall promptly notify each Bank and each Noteholder of the date of each such reduction and such Bank's proportionate share thereof. If Borrower reduces in whole the Revolving Credit Commitment, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Notes, together with all interest and other fees accrued and unpaid, as well as all Related Expenses charged or incurred and unpaid), all of the Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Borrower. Any partial reduction in the Revolving Credit Commitment shall be effective during the remainder of the Commitment Period.

         Section 2.7.      Fees.  Borrower agrees to pay the following fees:
                           ----

     (a)  on the Closing  Date,  Borrower  shall pay to Agent,  for the pro rata
          benefit  of  the  Banks,  as  a  consideration   for  the  Commitments
          hereunder, the closing fee set forth in Section 3.1(h) hereof;

                  (b) if the Maximum  Revolving Amount is increased  pursuant to
         Section 2.2(b) hereof, on the date of each such increase, Borrower shall pay a fee, for the pro rata benefit of the Banks, in the amount of two hundred (200) basis points times the difference between the Maximum Revolving Amount prior to the increase and the Maximum Revolving Amount subsequent to the increase;

                  (c) if the Maximum  Revolving Amount is increased  pursuant to
         Section 2.2(c) hereof, on the date of each such increase, Borrower shall pay a fee, for the pro rata benefit of the Banks, in the amount of two hundred (200) basis points times the difference between the Maximum Revolving Amount prior to the increase and the Maximum Revolving Amount subsequent to the increase;

                  (d) a weekly fee shall accrue for the pro rata benefit of the Banks in the amount of One Hundred Thousand Dollars ($100,000) per week for the period from and including April 30, 2001 through June 24, 2001, when all such fees shall be paid by Borrower. Notwithstanding the foregoing, so long as no event shall have occurred prior to June 24, 2001, that might, in the opinion of Agent, result in the invalidation or avoidance of the Liens of the Existing Credit Agreement Banks, then the fees set forth in this subpart (d) shall be waived by the Banks; and

     (e) all of the fees set forth in the Agent Fee Letter between Borrower and Agent dated as of the Closing Date.

         Section 2.8. Computation of Interest and Fees; Default Rate. Interest on Loans and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

         Section 2.9. Mandatory Payment. If the sum of the aggregate principal amount of all Loans outstanding shall exceed the Revolving Credit Commitment, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to bring the aggregate outstanding principal amount of all such Loans within the Revolving Credit Commitment. In addition, Agent shall have the right, at any time or from time to time, without notice of any kind to Borrower to apply any funds held in any Cash Collateral Account in accordance with Section 2.10 hereof to prepay Loans sufficient to bring the aggregate outstanding principal amount of all such Loans within the Revolving Credit Commitment.

         Section 2.10.     Proceeds of Accounts and Inventory; Lockbox.
                           -------------------------------------------

         (a) Maintenance of Lockbox. Borrower and each Guarantor of Payment shall establish such Lockboxes as Agent shall require and shall notify (which notice shall be in form and substance satisfactory to Agent) all of its customers and Account Debtors to forward all payments with respect to any Account and all other Proceeds due to Borrower or such Guarantor of Payment to the appropriate Lockbox or Cash Collateral Account, as the case may be. Borrower and each Guarantor of Payment shall deposit all Proceeds, including but not limited to, all collections, with respect to Accounts, in the identical form in which such Proceeds were received (except for any necessary endorsements), whether by cash or check, into the appropriate Cash Collateral Account. Agent shall at all times have sole access to each Lockbox. Borrower and each Guarantor of Payment shall take all action necessary to grant Agent such access. At no time shall Borrower or any Guarantor of Payment remove any item from a Lockbox without the prior written consent of Agent. Neither Borrower nor any Guarantor of Payment shall instruct any Account Debtor to pay any Account to any place other than a Lockbox or Cash Collateral Account. Borrower and each Guarantor of Payment hereby grant to Agent an irrevocable power of attorney, coupled with an interest, to take, in the name of Borrower or such Guarantor of Payment, all action necessary to (i) grant Agent sole access to each Lockbox, (ii) contact Account Debtors to pay Accounts to a Lockbox, and (iii) endorse collections or other items delivered to a Lockbox for deposit in a Cash Collateral Account.

         (b) Receipt in Trust. Any Proceeds received directly by Borrower or any Guarantor of Payment shall be deemed to be held by Borrower or such Guarantor of Payment in trust for Agent, for the benefit of the Banks. Borrower or such Guarantor of Payment shall immediately deposit any such Proceeds, in its original form, into the appropriate Cash Collateral Account. Pending such deposit, Borrower and each Guarantor of Payment agrees that it will not commingle any such collection with any other funds or property, but will hold all such Proceeds separate and apart therefrom in trust for Agent until deposited in the appropriate Cash Collateral Account.

         (c) Cash Collateral Accounts. In accordance with the terms of the Lockbox Agreement, all Proceeds and other funds in each Lockbox shall be immediately transferred to the appropriate Cash Collateral Account on a daily basis. All Proceeds and funds in the Cash Collateral Account shall be deemed to be the property of Agent, for the benefit of the Banks. No Company shall have any interest therein or control over such Proceeds or funds. Borrower and each Guarantor of Payment shall grant to Agent, for the benefit of the Banks, a security interest in all Proceeds and funds held in each Lockbox pursuant to the Security Agreement to which each is a party. No Cash Collateral Account shall be subject to any deduction, set-off, banker's lien or any other right in favor of any Person other than Agent or such other Persons to which Agent shall consent in writing.

         (d) Application of Deposits to the Debt. Unless otherwise agreed to by Borrower, Agent and the Required Banks, all Proceeds held in each Cash Collateral Account shall be applied by Agent to payment of the Debt, in Agent's sole discretion.

         (e) Cost of Collection. All costs of collection of the Accounts and of any other Proceeds, including out-of-pocket expenses, administrative and record-keeping costs, reasonable attorney's fees, and all service charges and costs related to the establishment and maintenance of any Lockbox or Cash Collateral Account, shall be the sole responsibility of Borrower. Agent, in its sole discretion, may charge Borrower for such costs and fees, or deduct such costs and fees from any account maintained by Borrower or any Guarantor of Payment, and such costs and expenses shall constitute part of the Debt. Borrower shall indemnify and hold Agent and the Banks harmless from and against any loss or damage with respect to any item of Proceeds deposited in any Cash Collateral Account that is dishonored or returned for any reason. If any item of Proceeds deposited in any Cash Collateral Account shall be dishonored or returned unpaid for any reason, Agent, in its sole discretion, may charge the amount of such dishonored or returned item directly against Borrower or any account maintained by Borrower or any Guarantor of Payment with Agent or any Bank and such amount shall be deemed to be part of the Debt. Agent shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of Agent under this Agreement, except losses or damages resulting from Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction or settled by the parties in writing without a judgment.

                        ARTICLE III. CONDITIONS PRECEDENT

         Section 3.1 Conditions Precedent to the First Loan. The obligation of the Banks to make the first Loan is subject to Borrower satisfying each of the following conditions:

     (a) Notes. Borrower shall have executed and delivered to each Bank its Revolving Credit ----- Note.

                  (b) Guaranties of Payment of Debt. Each Guarantor of Payment shall have executed and delivered to Agent, for the benefit of the Banks, a Guaranty of Payment in form and substance satisfactory to Agent and the Required Banks.

                  (c) Security Documents. Borrower and each Guarantor of Payment shall have executed and delivered to Agent, for the benefit of the Banks, a Security Agreement, Pledge Agreement and Collateral Assignment and Security Agreement, each of which shall be in form and substance satisfactory to Agent and the Required Banks.

     (d) Subordination Agreement. The Subordination Agreement shall have been executed by each of the parties thereto and shall be in form and substance satisfactory to Agent and the Banks.

                  (e) Mortgages. Upon request of Agent whenever made, execute and deliver, and cause each Guarantor of Payment to execute and deliver, as appropriate, to Agent, for the benefit of the Banks, a Mortgage, in form and substance satisfactory to Agent and the Required Banks, with respect to each parcel of Mortgaged Real Property, together with such other items with respect to the Mortgaged Real Property as Agent and the Required Banks shall require.

                  (f) Officer's Certificate, Resolutions, Organizational Documents. Borrower and each Guarantor of Payment shall have delivered to Agent an officer's certificate certifying the names of the officers of Borrower or such Guarantor of Payment, as the case may be, authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors of Borrower and each Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which Borrower or such Guarantor of Payment, as the case may be, is a party, and (ii) the Organizational Documents of Borrower and each Guarantor of Payment.

     (g) Legal Opinion. Borrower shall have delivered to Agent an opinion of counsel for Borrower and each Guarantor of Payment, in form and substance satisfactory to Agent and the Required Banks.

                  (h) Closing and Legal Fees. Borrower shall have paid to Agent, for the pro rata benefit of the Banks, a closing fee in the amount of two hundred (200) basis points times the Maximum Revolving Amount in effect on the Closing Date and shall have paid all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

                  (i) Collateral Audit and Appraisals. An Asset Based Lending Field Examination and appraisals of the personal and real property of the Companies shall have been commenced by such Persons as Agent and the Required Banks shall approve in their discretion, the fees and expenses of which shall be paid by Borrower.

     (j) Turnaround Manager. Borrower shall have selected and retained a Turnaround Management Firm acceptable to Agent and the Required Banks, the fees and expenses of which shall be paid by Borrower.

     (k) Financial Consultant. Agent and the Banks shall have retained a Turnaround Financial Consultant acceptable to
          Agent and the Required Banks, whose fees shall be paid by Borrower.

                  (l) Insurance Certificate. Borrower shall have delivered to Agent evidence of insurance on ACORD 27 form, with a standard mortgagee's endorsement in favor of Agent, for the benefit of the Banks, and otherwise satisfactory to Agent, of adequate personal and real property and liability insurance of each Company, with Agent listed as loss payee and additional insured.

     (m) Financing Statements. With respect to the property owned or leased by Borrower and each Guarantor of Payment, Borrower
          shall  have  caused  to  be  delivered  to  Agent,  U.C.C.   financing
          statements satisfactory to Agent.

     (n) No Material Adverse Change. No material adverse change, in the opinion of Agent, shall have occurred in the financial condition, operations or prospects of the Companies since March 4, 2001.

     (o) Sixth Amendment. The Existing Credit Agreement Banks shall have executed a Sixth Amendment Agreement in form and substance satisfactory to Agent and the Banks.

     (p) CTC Forbearance Agreement. The CTC Forbearance Agreement shall have been executed and delivered by the parties thereto.


                  (q) Borrower Thirteen Week Forecast. On or before April 30, 2001, Agent and the Banks shall have received the Borrower Thirteen Week Forecast and on or before the Closing Date Agent and the Banks shall have received the Thirteen Week Forecast Review and Assessment Report.

                  (r) Miscellaneous. Borrower shall have provided to Agent and the Banks such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Banks.

         Section 3.2 Conditions Subsequent to Closing. The obligation of the Banks to continue to make Loans subsequent to the Closing Date shall be subject to Borrower satisfying each of the following conditions on the date specified below:

                  (a) Good Standing Certificates. Within ten (10) days of the Closing Date, Borrower shall have delivered to each Agent a good standing certificate for Borrower and each Guarantor of Payment, issued on or about the Closing Date (or within ten (10) days thereof) by the Secretary of State in the state(s) where Borrower or such Guarantor of Payment is incorporated or qualified as a foreign corporation.

                  (b) Lien Searches. Within fourteen (14) days of the Closing Date, with respect to the property owned or leased by Borrower and each Guarantor of Payment, Borrower shall have caused to be delivered to each Bank (i) the results of U.C.C. lien searches, satisfactory to Agent and the Required Banks; (ii) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent and the Required Banks; and (ii) U.C.C. termination statements reflecting termination of all financing statements previously filed by any party having a security interest in any part of any property securing the Debt and whose Lien is not permitted pursuant to Section 4.9 hereof.

     (c) Borrower Business Plan. On or before June 29, 2001, Agent, the Noteholders and the Banks shall have received the Borrower Business Plan.

                  (d) Financial Consultant Review of Borrower Business Plan. On or before July 10, 2001, the Turnaround Management Firm, shall have delivered to Agent, the Noteholders and the Banks a review and assessment of the reasonableness of the Borrower Business Plan, with the results of such review and assessment to be satisfactory to Agent and the Required Banks.

     (e)  Real   Property.   Within  sixty  (60)  days  of  the  Closing   Date,


                           (i) with respect to each Mortgaged Real Property,  or
                  such thereof as Agent and the Required Banks may require, at Borrower's cost and expense, a Loan Policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) (unless such form is unavailable in any particular state, in which case Borrower shall provide such other form of a Loan Policy of title insurance as may reasonably requested by Agent and the Required Banks) issued by a title company satisfactory to Agent and the Required Banks (collectively, the "Loan Policies" and individually, a "Loan Policy") in an amount equal to the fair market value of such Mortgaged Real Property insuring each Mortgage to be a valid first priority Lien on such Mortgaged Real Property, free and clear of all defects and encumbrances except such matters of record as permitted pursuant to this Agreement, with such endorsements and affirmative insurance as Agent and the Required Banks, in its reasonable discretion, may require; each such Loan Policy required pursuant to this subpart (i) shall have any and all exceptions relating to a survey removed therefrom;

                           (ii) Borrower shall provide to Agent and the Banks, with respect to each Mortgaged Real Property, or such thereof as Agent may require, at Borrower's cost and expense, environmental reports or studies prepared by environmental engineering firms acceptable to Agent and the Required Banks (the "Reports"), which Reports shall be in form acceptable to Agent and the Required Banks, in their sole discretion; and

                           (iii) Borrower shall provide to Agent with respect to
                  each Mortgaged Real Property, or such thereof as Agent and the Required Banks may require, at Borrower's cost and expense,
                  (i) a current (certified not more than sixty (60) days prior to the date of such request) "as-built" survey of the such Mortgaged Real Property, prepared by a licensed surveyor acceptable to Agent and the Required Banks, certified to Agent, the Collateral Agent and the Banks and the title company pursuant to certificate of survey acceptable to Agent and the Required Banks; such survey shall be in form and substance acceptable to Agent and the Required Banks, in their sole discretion, shall be made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" adopted by the American Land Title Association in 1999; (ii) a copy of the certificate of occupancy for each building located on each such Mortgaged Real Property; (iii) evidence satisfactory to Agent and the Required Banks of compliance with all building and zoning codes applicable to the Mortgaged Real Property,
                  (iv) evidence of the availability and adequacy of utilities for the buildings located on the Mortgaged Real Property; and
                  (v) evidence, satisfactory to Agent and the Required Banks, that no portion of any of the Mortgaged Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency.


                              ARTICLE IV. COVENANTS

         Borrower agrees that, so long as the Commitments remain in effect and thereafter until all of the Debt shall have been paid in full, Borrower shall perform and observe, and shall cause each other Company to perform and observe all of the covenants set forth in Article V of the Existing Credit Agreement together with each of the following provisions (provided that if two provisions encompass the same subject matter, the more restrictive of the two provisions shall control):

         Section 4.1. Insurance. Each Company shall (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by Persons similarly situated, with Agent listed as loss payee (including a standard mortgagee's endorsement in favor of Agent, for the benefit of the Banks) and additional insured; and (b) within ten (10) days of any Bank's written request, furnish to such Bank such information about such Company's insurance as that Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Bank and certified by a Financial Officer of such Company.

         Section 4.2. Money Obligations. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206 & 207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.

         Section 4.3.      Borrowing Base Certificate; Financial Information.
                           -------------------------------------------------

         (a) Commencing June 19, 2001, and on each Tuesday of each week thereafter Borrower shall deliver by 11:00 A.M. (or such later time as shall be agreed to by Agent) to Agent and the Banks, a Borrowing Base Certificate certified by a Financial Officer, each such Borrowing Base Certificate to be effective as of the close of business of the immediately preceding Friday.

         (b) On the fourth Tuesday following the end of each fiscal month of Borrower, Borrower shall deliver to the Turnaround Financial Consultant copies of all accounts receivable aged trial balances, accounts payable agings, inventory reports and other financial information necessary to support the amounts and calculations presented in the Borrowing Base Certificate delivered as of the most recent fiscal month end, together with reconciliations of the total amounts shown on each such accounts receivable, accounts payable and inventory detail report to those shown in each corresponding general ledger account of Borrower.

         Section 4.4. Financial Records. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit Agent, or any representative of Agent, to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

     Section 4.5. Franchises. Except as permitted pursuant to Section 4.12 hereof, each Company shall preserve and maintain at all times its existence, rights and franchises.

         Section 4.6. ERISA Compliance. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or that Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section "material" means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of the consolidated net worth of Borrower. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred, such Company shall provide Bank with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Agent or any Bank, deliver or cause to be delivered to Agent or such Bank, as the case may be, true and correct copies of any documents relating to the ERISA Plan of any Company.

         Section 4.7. Financial Covenants. On the Level III Availability Date, Borrower shall enter into an amendment to this Agreement (the "Financial Covenant Amendment") with Agent and the Banks which Financial Covenant Amendment shall provide for such financial covenants as Agent and the Banks deem necessary or appropriate based upon the Borrower Business Plan and then current financial conditions of the Companies, which Financial Covenant Amendment shall be in form and substance satisfactory to Agent and the Banks.

         Section 4.8. Borrowing. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, however, that this Section shall not apply to (a) the Loans or any other Indebtedness under this Agreement; (b) the Indebtedness under the Existing Credit Agreement; (c) the Indebtedness under the Note Agreements (including the PIK Interest, as defined in the Subordination Agreement), so long as the aggregate principal amount thereof is not increased; (d) the Indebtedness under the Line of Credit Documents, as defined in the Existing Credit Agreement; (e) the Indebtedness existing on the Closing Date as set forth in Schedule 4.8 hereto (including any refinancing thereof; provided, however, that no Company shall increase the principal amount thereof); (f) Indebtedness of Speedline S.r.l up to the aggregate principal amount not to exceed Twenty-Nine Million Dollars ($29,000,000) (or the equivalent amount of Italian Lira) and (g) loans to a Company from a Company so long as each such Company is Borrower or a Guarantor of Payment and not a CTC Company.

         Section 4.9. Liens. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

                  (a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

                  (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

     (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to Borrower or a Guarantor of Payment (other than a CTC Company);

     (d) Liens existing as of the Closing Date and described on Schedule 5.8 to the Existing Credit Agreement;

                  (e) the Liens on the property or assets of Casting Technology Company granted to Bank One, Indiana, National Association pursuant to the CTC Documents, as defined in the CTC Forbearance Agreement;

     (f) Liens on the assets of Speedline S.r.l in connection with the Indebtedness permitted pursuant to Section 5.25(f) hereof; or

                  (g) Liens granted to the Collateral Agent, as defined in the Existing Credit Agreement, to secure the Obligations, as defined in the Credit Agreement, so long as any such Liens are at all times subordinated to the Liens of Agent, for the benefit of the Banks, under this Agreement and the Security Documents.

No Company shall enter into any contract or agreement that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of a Company.

         Section 4.10. Regulations U and X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

         Section 4.11. Investments and Loans. No Company shall, without the prior written consent of Agent and the Required Banks, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or
(e) be or become a Guarantor of any kind, except guarantees only for Indebtedness of the Companies incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business; (ii) the holding of Subsidiaries listed on Schedule 6.1 to the Existing Credit Agreement; or (iii) loans to a Company from a Company so long as each such Company is Borrower or a Guarantor of Payment and is not a CTC Company.

         Section 4.12. Merger; Acquisition; Sale of Assets. Without the prior written consent of Agent and the Required Banks, no Company shall (a) merge or consolidate with any other Person; (b) sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business; or (c) acquire the assets or stock of any Person.

         Section 4.13. Notice. Borrower shall cause a Financial Officer of Borrower to promptly notify Agent and the Banks whenever any Default or Event of Default may occur hereunder or any representation or warranty made in Article V hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

         Section 4.14. Environmental Compliance. Each Company shall comply in all respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

         Section 4.15. Affiliate Transactions. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit any transaction between Borrower and an Affiliate (if a Guarantor of Payment) that Borrower reasonably determines in good faith is beneficial to Borrower and its Affiliates as a whole and that is not entered into for the purpose of hindering the exercise by Agent or the Banks of their rights or remedies under this Agreement.

         Section 4.16. Use of Proceeds. Borrower's use of the proceeds of the Revolving Credit Notes shall be solely for working capital and other general corporate purposes of Borrower and its Subsidiaries consistent with the provisions of this Agreement.

     Section 4.17. Restricted Payments. No Company shall make or commit itself to make any Restricted Payment, except that:

     (a) any Subsidiary may make Capital Distributions to Borrower or a Guarantor of Payment;

         (b) so long as no Default or Event of Default exists or thereafter shall begin to exist, Borrower may make regularly scheduled payments of interest under the Existing Credit Agreement, the Note Agreements and the Line of Credit Documents; and



     (c)  employees  of  Borrower  may  exercise   employee  options  through  a
          "cashless exercise".

         Section 4.18. Property Acquired or Held Subsequent to the Closing Date. At the request of Agent, Borrower or each Guarantor of Payment shall, with respect to any real property acquired or held by a Company with a fair market value in excess of One Hundred Thousand Dollars ($100,000), provide, or cause such Company to provide, to Agent, for the benefit of the Banks, (a) a Mortgage,
(b) such other information, documents or agreements as may be deemed necessary or advisable by Agent in connection with such Mortgage, and (c) such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent.

     Section 4.19. Amendment of Organizational Documents. No Company shall amend any of its Organizational
          Documents without the prior written consent of Agent.

         Section 4.20. Material Agreements. Without the prior written consent of Agent and the Required Banks, no Company shall amend, restate or otherwise modify  in any  respect  (a) the  Existing  Credit  Agreement  or any  document, instrument or agreement executed in connection therewith, (b) the Note Agreements, or any document, instrument or agreement executed in connection therewith, or (c) any other agreement that evidences Indebtedness of any Company in the aggregate principal amount greater than Five Million Dollars ($5,000,000).

     Section 4.21. Change of Fiscal Year. No Company shall change its fiscal year end or any other accounting period without the prior written consent of Agent.


                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

         Borrower  represents  and  warrants  that the  statements  set forth in
Article VI of the Existing Credit Agreement and in this Article V are true, correct and complete.

         Section 5.1. Corporate Existence; Subsidiaries; Foreign Qualification. Each Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is duly qualified and authorized to do business and is in good standing as a foreign corporation in the jurisdictions set forth opposite its name on Schedule 6.1 to the Existing Credit Agreement, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect. Schedule 6.1 to the Existing Credit Agreement sets forth each Subsidiary of Borrower, its state of incorporation, the location of its chief executive offices and its principal place of business. Except as set forth on Schedule 6.1 to the Existing Credit Agreement, Borrower owns all of the capital stock of each of its Subsidiaries.

         Section 5.2. Corporate Authority. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which Borrower is a party have been duly authorized and approved by Borrower's Board of Directors and are the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 4.9 of this Agreement) upon any assets or property of any Company under the provisions of, such Company's Organizational Documents or any agreement.

         Section  5.3.     Compliance With Laws.  Each Company:
                           --------------------

         (a) holds all material permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto;

         (b) is in material compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; and

     (c) is not in material violation of or in default under any agreement to which it is a party or by which its assets are subject or bound.

         Section 5.4. Litigation and Administrative Proceedings. Except as disclosed on Schedule 6.4 to the Existing Credit Agreement, as to any of which, if determined adversely, would not have a Material Adverse Effect, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

         Section 5.5. Location. The Companies have places of business or maintain their inventory or equipment and keeps their records concerning their accounts at the locations set forth in Schedule 6.5 to the Existing Credit Agreement.

         Section 5.6. Title to Assets. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 4.9 hereof.

         Section 5.7. Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 4.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company, other than a financing statement in favor of Agent, for the benefit of the Banks, if any; (b) there is no mortgage outstanding covering any real property of any Company, other than a mortgage in favor of Agent, for the benefit of the Banks, if any; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien that may be granted to Agent, for the benefit of the Banks. No Company has entered into any contract or agreement that exists on or after the Closing Date that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company.

         Section 5.8. Tax Returns. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

         Section 5.9. Environmental Laws. Each Company is material in compliance with any and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise.

         Section 5.10. Employee Benefits Plans. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a),
(b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code
Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period", and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets.

         Section 5.11. Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by Borrower in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

         Section 5.12. Solvency. Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Banks. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Banks. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Banks incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         Section 5.13. Financial Statements. The audited Consolidated financial statements of Borrower for the most recently completed fiscal year of Borrower and the most recently prepared interim financial statements, furnished to Agent and the Banks, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, except as disclosed to Agent and the Banks, there has been no material adverse change in any Company's financial condition, properties or business nor any change in any Company's accounting procedures.

         Section 5.14. Regulations. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of any Loan will violate, or be inconsistent with, the provisions of Regulation U or X or any other Regulation of such Board of Governors.

         Section 5.15. Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by Borrower, there is no known fact that any Company has not disclosed to Agent and the Banks that has or would have a Material Adverse Effect.

     Section 5.16. Defaults. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.


                          ARTICLE VI. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

     Section 6.1. Payments. If the principal of or interest on any Note or any other fee shall not be paid in full punctually when due and payable.

     Section 6.2. Special Covenants. If any Company shall fail or omit to perform and observe any provision of Section 2.10 or Section 4.7 hereof.

         Section 6.3. Other Covenants. If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 6.1 or 6.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's part to be complied with, and that Default shall not have been fully corrected within fifteen (15) days after the giving of written notice thereof to Borrower by Agent or any Bank that the specified Default is to be remedied.

         Section 6.4. Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Obligor to the Banks or any thereof or any other holder of any Note, shall be false or erroneous.

         Section 6.5. Cross Default. If any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations for all such Companies and Obligors, of Five Million Dollars ($5,000,000) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

         Section 6.6. ERISA Default. The occurrence of one or more ERISA Events that (a) the Required Banks determine could have a Material Adverse Effect, or
(b) results in a Lien on any of the assets of any Company.

     Section 6.7.  Change In  Control.  If any  Change in Control  shall  occur.


         Section 6.8. Money Judgment. A final judgment or order for the payment of money shall be rendered against any Company or any Obligor by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies and Obligors shall exceed Five Million Dollars ($5,000,000).

         Section 6.9. Material Adverse Change. There shall have occurred any condition or event that Agent or the Required Banks determine has or is reasonably likely to have a material adverse effect on the business, prospects, operations or financial condition of Borrower or any of its Subsidiaries or on the rights and remedies of Agent or the Banks under the Loan Documents or the ability of Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents.

         Section 6.10. Validity of Loan Documents. (a) Any material provision, in the sole opinion of Agent, of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against Borrower or any Guarantor of Payment; (b) the validity, binding effect or enforceability of any Loan Document against Borrower or any Guarantor of Payment shall be contested by any Company or any other Obligor; (c) Borrower or any Guarantor of Payment shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Banks the benefits purported to be created thereby.

     Section 6.11. Existing Credit Agreement. If an Event of Default (as defined in the Existing Credit Agreement) shall occur under the Existing Credit Agreement.

         Section 6.12. Solvency.  If any Company shall (a) discontinue business,
(b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

                       ARTICLE VII. REMEDIES UPON DEFAULT

       Notwithstanding any contrary provision or inference herein or elsewhere,

         Section 7.1. Optional Defaults.  If any Event of Default referred to in
Section 6.1, 6.2.,  6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10 or 6.11 hereof shall occur, Agent may, with the consent of the Required Banks, and shall, at the request of the Required Banks, give written notice to Borrower, to:

         (a) terminate the Commitments and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of the Banks, and each thereof, to make any further Loan hereunder immediately shall be terminated, and/or

         (b) accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

     Section 7.2.  Automatic  Defaults.  If any Event of Default  referred to in
          Section 6.12 hereof shall occur:

         (a) all of the Commitments and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and no Bank thereafter shall be under any obligation to grant any further Loan hereunder; and

         (b) the principal of and interest then outstanding on all of the Notes, and all of the other Debt, shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

         Section 7.3. Offsets. If there shall occur or exist any Event of Default referred to in Section 6.12 hereof or if the maturity of the Notes is accelerated pursuant to Section 7.1 or 7.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to
Section 7.4 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of Borrower or any Guarantor of Payment, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower.

         Section 7.4. Equalization Provisions. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt, it shall purchase from the other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all Debt owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower in the amount of such participation.


                             ARTICLE VIII. THE AGENT

         The Banks authorize KeyBank National Association and KeyBank National Association hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

         Section 8.1. Appointment And Authorization. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its affiliates, directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

     Section 8.2. Noteholders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

         Section 8.3. Consultation with Counsel. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by Agent in accordance with the opinion of such counsel.

         Section 8.4. Documents. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         Section 8.5. Agent and Affiliates. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any affiliate thereof.

         Section 8.6. Knowledge of Default. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by Bank in writing that such Bank believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof.

         Section 8.7. Action by Agent. Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 8.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.

         Section 8.8. Notices, Default, Etc. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Required Banks shall direct and Agent shall inform the other Banks in writing of the action taken. Subject to the other terms and conditions hereof, Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

         Section 8.9. Indemnification of Agent. The Banks agree to indemnify Agent (to the extent not reimbursed by Borrower) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from Agent's gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement.

         Section 8.10. Successor Agent. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrower and the Banks. If Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Banks appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

                            ARTICLE IX. MISCELLANEOUS

         Section 9.1. Banks' Independent Investigation. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter.

         Section 9.2. No Waiver; Cumulative Remedies. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

         Section 9.3. Amendments, Consents. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (a) any increase in the aggregate amount of the Commitments hereunder or of the amount of any Bank's Commitment, (b) the extension of maturity of the Notes, the payment date of interest or principal thereunder, or the payment of commitment or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of commitment or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Banks hereunder, (d) any change in any percentage voting requirement, voting rights, or the Required Banks definition in this Agreement, (e) the release of any Guarantor of Payment or of any collateral securing the Debt or any part thereof, or (f) any amendment to this
Section 9.3 or Section 8.4 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrower to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

         Section 9.4. Capital Adequacy. If any Bank shall have determined, after the Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Agent), Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction. Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition that shall have been imposed.

         Section 9.5. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Borrower to Agent or the Banks pursuant to any of the provisions hereof shall not be effective until received by Agent or the Banks, as the case may be.

         Section 9.6. Costs, Expenses and Taxes. Borrower agrees to pay on demand all costs and expenses of Agent, including, but not limited to, (a) administration, travel and out-of-pocket expenses, including but not limited to attorneys' fees (both in-house and outside retained counsel) and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for the Banks, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. Borrower also agrees to pay on demand all costs and expenses of Agent and the Banks, including reasonable attorneys' fees (both in-house and outside retained counsel), in connection with the restructuring or enforcement of the Debt, this Agreement or any Related Writing. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         Section 9.7. Indemnification. Borrower agrees to defend, indemnify and hold harmless Agent and the Banks (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees (both in-house and outside retained counsel)) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or any Obligor or any of their respective Affiliates; provided that no Bank nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 9.7 shall survive any termination of this Agreement.

         Section 9.8. Obligations Several; No Fiduciary Obligations. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrower and the Banks with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Bank shall have any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby. In addition, notwithstanding any provision set forth in this Agreement, Agent shall not be deemed to be the agent for the Noteholders and Agent shall not have any fiduciary obligation toward the Noteholders.

         Section 9.9. Execution In Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         Section 9.10. Binding Effect; Borrower's Assignment. This Agreement shall become effective when it shall have been executed by Borrower, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of Borrower, Agent and each of the Banks and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Banks.

         Section 9.11.     Bank Assignments/Participations.
                           -------------------------------

         A. Assignments of Commitments. Each Bank shall have the right at any time or times to assign to another financial institution, without recourse, all or a percentage of all of the following: (a) that Bank's Commitment, (b) all Loans made by that Bank, and (c) that Bank's Notes, and (d) that Bank's interest in any participation purchased pursuant to 7.4 hereof; provided, however, in each such case, that the assignor and the assignee shall have complied with the following requirements:

                  (i) Prior Consent. No assignment may be consummated pursuant to this Section 9.11 without the prior written consent of Agent (other than an assignment by any Bank to any affiliate of such Bank which affiliate is either wholly-owned by such Bank or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Bank), which consent of Agent shall not be unreasonably withheld. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder;

     (ii) Minimum Amount. Each such assignment shall be in a minimum amount of One Million Dollars ($1,000,000) or, if less, the full amount of such Bank's Commitment;

                  (iii) Assignment Fee; Assignment Agreement. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Two Thousand Five Hundred Dollars ($2,500). Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall
         (A) cause the assignee to execute and deliver to Borrower and Agent an Assignment Agreement, in form and substance satisfactory to Agent, and
         (B) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require; and

                  (iv) Non-U.S. Assignee. If the assignment is to be made to an assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Bank shall cause such assignee, at least five (5) Business Days prior to the effective date of such assignment, (A) to represent to the assignor Bank (for the benefit of the assignor Bank, Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder,
         (B) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrower) either (1) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (2) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the assignor, Agent and Borrower) to provide the assignor Bank (and, in the case of any assignee registered in the Register, Agent and Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         Upon satisfaction of the requirements  specified in clauses (i) through
(iv) above, Borrower shall execute and deliver (A) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrower in connection with the Assignment Agreement, and (B) to the assignee, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrower marked "replaced".

         Upon satisfaction of the requirements of set forth in (i) through (iv), and any other condition contained in this Section 9.11A, (A) the assignee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, (B) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and (C) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

         Agent shall maintain at its address referred to in Section 9.5 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         B. Sale of Participations. Each Bank shall have the right at any time or times, without the consent of Agent or Borrower, to sell one or more participations or sub-participations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, and (e) that Bank's interest in any Letter of Credit and any participation, if any, purchased pursuant to 7.4 hereof or this Section 9.11B.

         The provisions of Section 9.7 shall inure to the benefit of each purchaser of a participation or sub-participation and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

         If any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser (other than a purchaser that is an affiliate of such Bank), retain all of its rights (including, without limitation, rights to enforce against Borrower the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 9.3, except if and to the extent that any such waiver, consent or amendment would:

     (i) reduce any fee or commission allocated to the participation or sub-participation, as the case may be,

         (ii) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

     (iii)extend  the  time  for  payment  of  any  amount   allocated   to  the
          participation or sub-participation, as the case may be.

         No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

         Section 9.12. Severability Of Provisions; Captions; Attachments. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

         Section 9.13. Investment Purpose. Each of the Banks represents and warrants to Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

         Section 9.14. Entire Agreement. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         Section 9.15. Governing Law; Submission To Jurisdiction. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland or Dayton, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Section 9.16. Legal Representation Of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

                           [Remainder of page left intentionally blank]

         SECTION 9.17. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF.


Address: 9887 Washington Village Drive          AMCAST INDUSTRIAL CORPORATION
         Dayton, Ohio 45459
         Attention:  President and CEO          By:   /s/ Franics J. Drew
                                                Name:     Francis J. Drew
                                                Title:    CFO

Address: 127 Public Square                       KEYBANK NATIONAL ASSOCIATION,
         Cleveland, Ohio 44114-1306                 as Agent and as a Bank
         Attention: Alan J. Ronan
                                                 By:   /s/ Alan J. Ronan
                                                 Name:     Alan J. Ronan
                                                 Title:    S.V.P.

Address: 100 E.Broad Street                      BANK ONE INDIANA, N.A.
         Columbus, OH  43215
         Attention: Michael A. Reeves            By:   /s/ Michael A. Reeves
                                                 Name:     Michael A. Reeves
                                                 Title:    Vice President

Address: 601  2nd Avenue South                   FIRSTAR BANK, N.A.
         Minneapolis, MN  55402
         Attention: Greg Wilson                  By:   /s/ Greg Wilson
                                                 Name:     Greg Wilson
                                                 Title: AVP/Its Attorney-in-Fact

Address: Credit Agricole Indosuez                CREDIT AGRICOLE INDOSUEZ
         55 East Monroe Street, Ste. 4700
         Chicago, IL  60603                      By:   /s/ Larry Materi
         Attention:  Larry Materi                Name:     Larry Materi
                                                 Title:    Vice President

                                                 and:  /s/ Paul A. Dyrtrych
                                                 Name:     Paul A. Dyrtrych
                                                 Title:    V.P./Sr.Rel.Mgr.

Address: 6 N. Main Street                        NATIONAL CITY BANK
         Dayton, OH  45412
         Attention:  Neal J. Hinker              By:   /s/ Neal J. Hinker
                                                 Name:     Neal J. Hinker
                                                 Title:    Senior Vice President

Address: Comerica Bank                           COMERICA BANK
         P.O. Box 75000
         Detroit, MI  48275-3285                 By:   /s/ A. J. Anderson
         Attention: A.J. Anderson                Name:     A. J. Anderson
                                                 Title:    First Vice President

Address: One Wall Street                         THE BANK OF NEW YORK
         New York, NY  10286
         Attention:  Steve Brennan               By:   /s/ Stephen C. Brennan
                                                 Name:     Stephen C. Brennan
                                                 Title:    Vice President

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

                                     Commitment
Financial Institution                Percentage                 Maximum Amount

KeyBank National Association        25.000000%              $    8,750,000.00

Bank One, N.A.                      24.464286%              $    8,562,500.10

Firstar Bank, N.A.                  17.142857%              $    5,999,999.95

Credit Agricole Indosuez            10.000000%              $    3,500,000.00

National City Bank                   9.642857%              $    3,062,500.00

Comerica Bank                        8.750000%              $    3,374,999.95

Bank of New York                     5.000000%              $    1,750,000.00
                                                               -----------------

                                           Total Amount:      $135,000,000.00

                                   SCHEDULE 2

                              Guarantors of Payment

1.       Amcast Automotive of Indiana, Inc.

2.       Amcast Investment Services Corporation

3.       AS International, Inc.

4.       Elkhart Products Corporation

5.       LBC Group Corp.

6.       Lee Brass Company

7.       Amcast Casting Technologies Inc., an Indiana general partnership

8.       Amcast Casting Technologies, Inc., an Indiana corporation

9.       Izumi, Inc., a Delaware corporation

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$                                                               Cleveland, Ohio
 -----------------
                                                                  June 5, 2001

         FOR VALUE RECEIVED, the undersigned, AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower"), promises to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _________ ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, as Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

 ....................................................................   DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans made by Bank to Borrower pursuant to Section 2.1 of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Last-In-First-Out Credit Agreement dated as of June 5, 2001, among Borrower, the banks named therein and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.1 of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Revolving Loans and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except  as  expressly  provided  in  the  Credit  Agreement,   Borrower
expressly waives presentment, demand, protest and notice of any kind.

         The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Agent or the Banks' attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Agent or the Banks.

                                        AMCAST INDUSTRIAL CORPORATION


                                        By:
                                        Name:
                                        Title:

================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                    EXHIBIT B

                                 NOTICE OF LOAN

                                          [Date]_______________________, 20____

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114-0616

Attention:
           -------------------------

Ladies and Gentlemen:

         The undersigned, AMCAST INDUSTRIAL CORPORATION, an Ohio corporation, refers to the Last-In-First-Out Credit Agreement, dated as of June 5, 2001 ("Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent, and hereby gives you notice, pursuant to Section 2.3 of the Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.3 of the Credit Agreement:

         (a)      The Business Day of the Proposed Loan is __________, 20__.

         (b)      The amount of the Proposed Loan is $_______________.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

                  (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

     (iii)the conditions set forth in Section 2.3 and Article IV of the Credit Agreement have been satisfied.

                                 Very truly yours,

                                 AMCAST INDUSTRIAL CORPORATION


                                 By:
                                 Name:
                                 Title: